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                                                      EXHIBIT 23.4



[Kleiman, Carney & Greenbaum, P.C. letterhead]




December 19, 1996




                           Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.


                                         Very truly yours,

                                         KLEIMAN, CARNEY & GREENBAUM



                                          /S/ MARK CARNEY
                                         ---------------------------------

                                         MARK CARNEY
                                         Certified Public Accountant


Farmington Hills, Michigan
December 19, 1996